UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 20, 2009

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah		84095
(Address of principal executive offices)		(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of Merit Medical Systems, Inc. (the “Company”) adopted a Second Amendment (the “Amendment”) to the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (the “Incentive Plan”) to be effective May 31, 2009, subject to the approval of the Company’s shareholders.  The Amendment modifies (i) increases the number of shares of the Company’s common stock authorized for the grant of awards under the Incentive Plan from 1,500,000 shares to 3,000,000 shares, (ii) modifies the Incentive Plan’s definition of “Change in Control” to eliminate the discretionary ability of the Board to determine that certain non-specified events constitute a Change in Control, and (iii) reduces the stock transfer threshold for determination of a Change in Control under the Incentive Plan from 50% of the total voting power of the Company’s outstanding securities to 30% of the total voting power of the Company’s outstanding securities.

On May 20, 2009, the Company’s shareholders approved the Amendment and, accordingly, the Company anticipates that the Amendment will become effective May 31, 2009.  A copy of the Amendment is attached hereto as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Incentive Plan, the Company’s employees, including the Company’s principal executive and financial officers, may receive grants of Incentive Plan awards.  The summary description of the Amendment found in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 5.01 by this reference.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Title of Document	Location
10.1	Second Amendment to the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: May 27, 2009	By:	/s/ Rashelle Perry
Rashelle Perry, Chief Legal Officer